Exhibit F-3

                 [Letterhead of Richards, Layton & Finger, P.A.]







                                                              November 24, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                              Re:   Pennsylvania Electric Company
                                    Application on Form U-1
                                    SEC File No. 70-9327
                                    --------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Penelec Preferred Capital II, Inc., a Delaware corporation (the "General Partner"), Penelec Capital II, L.P., a Delaware limited partnership (the "Partnership"), and Penelec Capital Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At the Partnership's and the Trust's request, this opinion is being furnished to you. Capitalized terms used herein and not otherwise defined are used as defined in the LP Agreement (as defined below).

                  The Application (as defined below) contemplates, among other things, (i) the issuance and sale by the Partnership of cumulative preferred limited partner interests in the Partnership (each, a "Preferred Partner Interest" and collectively, the "Preferred Partner Interests"), and (ii) the issuance and sale by the Trust of up to $125 million aggregate liquidation value of preferred beneficial interests (each, a "Trust Security" and collectively, the "Trust Securities"). The issuance and sale by the Partnership of the Preferred Partner Interests pursuant to the LP Agreement and the issuance and sale by the Trust of the Trust Securities pursuant to the Trust Agreement (as defined below) are hereinafter referred to as the "Transaction."

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:



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Securities and Exchange Commission
November 24, 1998
Page 2


                  (a) The Certificate of Incorporation of the General Partner, dated August 20, 1998 (the "Certificate of Incorporation"), as filed in the office of the Secretary of State on August 20, 1998;

                  (b)      The By-Laws of the General Partner (the "By-Laws");

                  (c)      A certificate of an officer of the General Partner;

                  (d) The Certificate of Limited Partnership of the Partnership, dated as of August 20, 1998 (the "Partnership Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 20, 1998;

                  (e) The Limited Partnership Agreement of the Partnership, dated as of August 20, 1998;

                  (f) The Application on Form U-1, dated July 13, 1998 (the "Original Application"), under the Public Utility Holding Company Act of 1935, filed by Pennsylvania Electric Company with the Securities and Exchange Commission and docketed in SEC File No. 70-9327, as amended by Amendment No. 1 to the Original Application, dated November 24, 1998 ("Amendment No.1") (the Original Application as amended by Amendment No. 1 being hereinafter referred to as the "Application");

                  (g) A form of Amended and Restated Limited Partnership Agreement of the Partnership (the "Partnership Agreement"), filed as an exhibit to the Application;

                  (h) A form of Action of the General Partner, relating to the Preferred Partner Interests (as defined below) (the "Action");

                  (i) The Certificate of Trust of the Trust, dated as of August 20, 1998 (the "Trust Certificate"), as filed in the office of the Secretary of State on August 20, 1998;

                  (j) The Trust Agreement of the Trust, dated as of August 20, 1998, among the Partnership and the trustees of the Trust named therein;



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Securities and Exchange Commission
November 24, 1998
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                  (k) A form of Amended  and  Restated  Trust  Agreement  of the
Trust (the "Trust Agreement"), to be entered into among the Partnership, the trustees named therein and, for limited purposes, the General Partner, filed as an exhibit to the Application;

                  (l) A Certificate of Good Standing for the Partnership, dated November 24, 1998, obtained from the Secretary of State; and

                  (m) A Certificate of Good Standing for the Trust, dated November 24, 1998, obtained from the Secretary of State.

                  The Partnership Agreement as amended and supplemented by the Action is hereinafter referred to as the "LP Agreement."

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (m) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (m) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents  examined by us, we have assumed
(i) the  authenticity of all documents  submitted to us as authentic  originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the LP Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the LP Agreement and the Partnership Certificate are in full force and effect and have not been amended, (ii) that the Trust Agreement constitutes the entire agreement among the parties


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November 24, 1998
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thereto with respect to the subject  matter  thereof,  including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Trust Certificate are in full force and effect and have not been amended, (iii) that the Certificate of Incorporation and the By-Laws are in full force and effect and have not been amended, (iv) that the Board of Directors of the General Partner has duly adopted resolutions (collectively, the "Resolutions") authorizing the General Partner's execution and delivery of, and the performance of its obligations under, the LP Agreement, (v) except to the extent provided in paragraph 2 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) except to the extent provided in paragraphs 3 and 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ix) the receipt by each Person to whom a Preferred Partner Interest is to be issued by the Partnership (each, a "Preferred Partner" and collectively, the "Preferred Partners") of a Certificate and the payment for the Preferred Partner Interests acquired by it, in accordance with the LP Agreement, (x) that the books and records of the Partnership set forth all information required by the LP Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. ' 17-101, et seq.) (the "Partnership Act"), including all information with respect to all Persons to be admitted as Partners and their contributions to the Partnership, (xi) that the Preferred Partner Interests are issued and sold to the Preferred Partners in accordance with the LP Agreement, (xii) the receipt by each Person to whom a Trust Security is to be issued by the Trust (collectively, the "Holders") of a certificate substantially in the form of the trust certificate attached to the Trust Agreement as Exhibit A and the payment for the Trust Security acquired by it, in accordance with the Trust Agreement, (xiii) that the Trust Securities are issued and sold to the Holders in accordance with the Trust Agreement, and (xiv) that neither the Partnership, the General Partner, the Trust nor Pennsylvania Electric Company derive income from or connected with sources within the State of Delaware or have any assets, activities (other than the Partnership's and the General Partner's maintaining a registered office and registered agent in the State of Delaware and the Trust's having a Delaware trustee)


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Securities and Exchange Commission
November 24, 1998
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or employees within the State of Delaware.  We have not participated in the preparation of the Application and assume no responsibility for its contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Transaction does not violate applicable Delaware law.

                  2. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del.
C. ' 3801, et seq.). The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Partnership Act.

                  3. Upon issuance and payment as contemplated by the Trust Agreement, the Trust Securities will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust. Each Holder will be entitled to the rights and privileges of a Holder that are set forth in the Trust Agreement. The Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (8 Del. C. ' 101, et seq.) (the "GCL"). We note that the Holders may be obligated to make payments as set forth in the Trust Agreement. The Partnership has the requisite partnership power and authority under the Partnership Act and the LP Agreement to execute and deliver, and to perform its obligations under, the Trust Agreement.

                  4. Assuming that the Preferred Partners, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, upon issuance and payment as contemplated by the LP Agreement, the Preferred Partner Interests


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Securities and Exchange Commission
November 24, 1998
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will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Preferred Partners, as limited partners of the Partnership, will have no liability in excess of their obligations to make payments provided for
in  the  LP  Agreement  and  their  share  of  the   Partnership's   assets  and
undistributed profits (subject to the obligation of a Preferred Partner to repay any funds wrongfully distributed to it). Each Preferred Partner will be entitled to the rights and privileges of a Preferred Partner that are set forth in the LP Agreement. The General Partner has the requisite corporate power and authority under the GCL, the Certificate of Incorporation, the By-Laws and the Resolutions to execute and deliver, and to perform its obligations under, the LP Agreement.

                  5. The consummation of the Transaction will not violate the legal rights of Pennsylvania Electric Company, in its capacity as the sole stockholder of the General Partner, the General Partner, in its capacity as general partner of the Partnership, the Partnership, in its capacity as grantor of the Trust, or the Holders, in their capacities as beneficial owners of the Trust.

                  In rendering the opinions expressed herein, we express no opinion regarding applicable law relating to fiduciary duties.

                  The opinions expressed in the second sentences of paragraphs 3 and 4 above are subject to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Application. We also consent to Berlack, Israels & Liberman LLP's relying as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it to you in connection with the Application. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                                 Very truly yours,


                                                 Richards, Layton & Finger, P.A.

BJK/DLD